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                     May 29, 1998



Cecil Bancorp, Inc.
127 North Street
Elkton, Maryland 21921

Gentlemen:

     1. I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of either Cecil Bancorp, Inc., a Maryland corporation ("Cecil") or Columbian Bank, A Federal Savings Bank ("Columbian").

     2. Pursuant to the Reorganization and Merger Agreement dated as of May 29, 1998 (the "Agreement"), by and among Cecil and Columbian, it is contemplated that Cecil will organize a wholly owned interim federal savings bank subsidiary ("Subsidiary"), to merge with and into Columbian (the "Merger"), pursuant to which each of the issued and outstanding shares of Columbian Common Stock shall automatically by operation of law be converted into a number of shares of common stock of Cecil as set forth in the Agreement and the issued and outstanding shares of Subsidiary Common Stock shall be converted by operation of law into an equal number of newly issued shares of Columbian common stock all of which shall be owned by Cecil, and following the Merger, Columbian shall survive the Merger and operate as a wholly owned subsidiary of Cecil under its present name and title, as set forth in the Agreement, and each outstanding option under Columbian's Stock Option Plan will continue outstanding as an option to purchase that number of shares of Cecil Common Stock, as determined under the terms of the Agreement. As an affiliate of Cecil, I own shares of Cecil Common Stock, or as an affiliate of Columbian, in connection with the Merger, I will receive my pro rata portion of the shares of Cecil Common Stock upon distribution of the Cecil Common Stock to the holders of Columbian Common Stock and options to purchase Cecil Common Stock in accordance with the terms of the Agreement.
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Cecil Bancorp, Inc.
May 29, 1998
Page 2

     3.   I hereby agree as follows:

          (i) I will not sell, transfer or otherwise dispose of, or in any way reduce my risk relative to, any shares of the Cecil Common Stock owned by me, issued to me pursuant to the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger for the period commencing 30 days prior to consummation of the Merger and ending on such date as financial results covering at least 30 days of post-Merger combined operations of Cecil and Columbian have been published by Cecil.

          (ii) During the term of this letter agreement, I will not offer to sell, transfer or otherwise dispose of any of the shares of Cecil Common Stock owned by me, distributed to me pursuant to the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.


     4. I consent to the endorsement of the Cecil Common Stock issued to me pursuant to the Merger (if any) or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger (if any) with a restrictive legend which will read substantially as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or pursuant to an exemption from registration under the Act, or pursuant to a registration statement under the Act."

     Cecil's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Cecil Common Stock issued to me in the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger, unless the transfer has been effected in compliance with the terms of this letter agreement.

     5. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legend set forth in 4 above shall be removed by delivery of substitute certificates without such legend, if (i) any such shares of Cecil Common Stock issued to me in the Merger (if any) or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger (if any) shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Cecil Common Stock issued to me in the Merger (if any) or shares of Cecil Common Stock received by me upon the exercise of the options received in the

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Cecil Bancorp, Inc.
May 29, 1998
Page 3

Merger (if any) are sold in accordance with the provisions of paragraphs (c), (e), (f), and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at this time an affiliate of Cecil and have been the beneficial owner of the Cecil Common Stock or the options for Cecil Common Stock issued to me in the Merger for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and Cecil has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Cecil and have been the beneficial owner of the Cecil Common Stock or the options for Cecil Common Stock issued to me in the Merger for at least two years (or such period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) Cecil shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Cecil, to the effect that the stock transfer restrictions and the legend are not required. It is further understood and agreed that any stop transfer restriction relating to, or arising from Section 3(i) of this letter, shall be lifted upon publication of financial results covering at least 30 days of post-Merger combined operations.

     6. I have carefully read this letter agreement and the Agreement and am aware of and understand and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Cecil Common Stock owned by me, distributed to me pursuant to the Merger or shares of Cecil Common Stock received by me upon the exercise of the options received in the Merger.

                                   Sincerely,



                                   _________________________
                                   Name

Agreed and accepted this
29th day of May, 1998
by CECIL BANCORP, INC.



By: ___________________________